UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    February 15, 2017

MUTUALFIRST FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-27905	35-2085640
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 E. Charles Street, Muncie, Indiana	47305-2419
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 747-2800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

MutualFirst Financial announced today that Richard J. Lashley was required to resign his position as a Director of MutualFirst Financial (the "Company") and MutualBank (the "Bank") due to a Management Interlocks Act restriction.  Mr. Lashley has been appointed to the Boards of Directors of Banc of California, Inc. and its subsidiary, Bank of California, N.A. located in Irvine, California.  His resignation is effective as of the close of business on February 15, 2017.

As a result of his resignation, the Boards of Directors of the Company and the Bank have reduced the size of their respective boards from 12 members to 11 members.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated February 15, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MUTUALFIRST FINANCIAL, INC.

Date:	02/15/2017	By:	/s/ David W. Heeter
David W. Heeter

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 15, 2017